IMO INDUSTRIES INC.

                    1995 EQUITY INCENTIVE PLAN
                       FOR OUTSIDE DIRECTORS


     IMO INDUSTRIES INC., a corporation organized under the laws of the State of Delaware, hereby sets forth the 1995 Equity Incentive Plan for Outside Directors. The Plan provides for the grant of restricted stock awards and nonqualified stock options to Outside Directors. The Plan shall become effective upon the approval of the Plan by stockholders of the Company in accordance with Section 6(d).

     1. Definitions. Whenever the following terms are used in the Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" shall mean a change in the power to direct or cause the direction of the management and policies of the Company arising from (1) any "person" (including a "person" as defined in Sections 13(d)(3) and 14(d) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities or (2) more than 50% of the assets of the Company being disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary or subsidiaries) of the Company or otherwise.

     "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

     "Common Stock" shall mean the Common Stock, $1.00 par value, of the Company.

     "Company" shall mean Imo Industries Inc., a Delaware corporation.

     "Director" shall mean a member of the Board.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean the average between the highest and lowest sale prices of the Company's Common Stock quoted in the New York Stock Exchange Composite Transactions Index (the "Index") for the date in question, as published in The Wall Street Journal. If no sale prices are quoted in the Index for such date, the next preceding date for which such sale prices are quoted shall be used.

     "Grantee" shall mean an Outside Director to whom a Restricted Stock Award is granted.

     "Option" shall mean an option granted under the provisions of
Section 4 of the Plan to purchase Common Stock of the Company.

     "Optionee" shall mean an Outside Director to whom an Option is granted.

     "Outside Director" shall mean a Director who, at the time he becomes a Director, is not also an employee of the Company or any affiliate of the Company.

     "Plan" shall mean this 1995 Equity Incentive Plan for Outside
Directors.

     "Restricted Stock Award" shall mean a restricted stock award granted under the provisions of Section 5 of the Plan.

     "Secretary" shall mean the Corporate Secretary or an Assistant Secretary of the Company.

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Termination of Service" shall mean a cessation of an Outside Director's service as a member of the Board, whether as a result of resignation, failure to be reelected, removal for cause, death or any other reason.

     "Total Disability" shall mean a permanent and total disability as determined in accordance with Section 72(m)(7) of the Code.

     2.  Administration.

     (a) Administration by the Board. The Plan shall be administered by the Board.

     (b) Duty and Power of Board Under the Plan. It shall be the duty of the Board to conduct the general administration of the Plan in accordance with its provisions. The Board shall have the power to interpret the Plan, the Options and the Restricted Stock Awards and to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board shall not have any discretion to determine who will be granted Options or Restricted Stock Awards or to determine the number of Options or Restricted Stock Awards to be granted to any Outside Director, the timing of such grant or the exercise price of any Option.

     (c) Board Actions. The Board may act either by vote of a majority of its members present at a meeting of the Board at which a quorum is present or by a memorandum or other written instrument signed by all members of the Board.

     (d) Compensation; Professional Assistance; Good Faith Actions. Members of the Board shall not receive any compensation for their services in administering the Plan, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants or other persons. The Board, the Company and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Optionees and Grantees, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Board shall be fully protected and indemnified by the Company in respect to any such action, determination or interpretation.

     3.  Shares Subject to the Plan.

     (a) Limitations. The shares of stock issuable pursuant to Options or Restricted Stock Awards shall be shares of the Company's Common Stock.
 The total number of such shares that may be subject to Options or Restricted Stock Awards granted under the Plan shall not exceed 240,000 in the aggregate.

     (b) Effect of Unexercised or Cancelled Options. If an Option expires or is cancelled for any reason without having been fully exercised or vested, the number of shares subject to such Option which were not purchased or did not vest prior to such expiration or cancellation may again be made subject to an Option or Restricted Stock Award granted hereunder.

     (c) Changes in the Company's Shares. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend (either in shares of the Company's Common Stock or of another class of the Company's stock), spin-off or combination of shares, appropriate adjustments shall be made by the Board in the aggregate number and kind of shares that may be issued on exercise of Options or upon the grant of Restricted Stock Awards.

     4.  Stock Options.

     (a)  Granting of Options.

          (i) Eligibility. Each Outside Director shall be eligible to be granted Options.

         (ii) Granting of Options. Each Outside Director on the first business day following the election of directors at each annual meeting of stockholders of the Company shall, on such date, be granted an Option for the purchase of 4,000 shares of Common Stock. Each person appointed or elected an Outside Director after the first business day following the election of directors at each annual meeting of stockholders of the Company but on or before December 31 of such year shall, on the business day following the date of appointment or election to the Board, be granted an Option for the purchase of 4,000 shares of Common Stock.

        (iii) Form of Option. All Options granted under this Plan shall be non-statutory options not intended to qualify under Section 422 of the Code.

     (b)  Terms of Options.

          (i) Option Agreement. Each Option shall be evidenced by a written stock option agreement that shall be executed by the Optionee and the Company and that shall contain such terms and conditions as the Board determines are required by the Plan.

         (ii) Option Price. The exercise price of the shares subject to each Option shall be 100% of the Fair Market Value for such shares on the date the Option is granted.

        (iii) Date of Grant. The date on which an Option shall be granted shall be the date determined under Section 4(a)(ii).

         (iv)  Commencement of Exercisability.

               (A) No Option may be exercised in whole or in part during the first year after such Option has been granted. Thereafter, except as otherwise provided in Section 4(b)(iv)(B) or 4(b)(vii), the Option shall become exercisable in four equal cumulative annual installments of 1,000 shares each, commencing on the first anniversary of the grant date and continuing on each of the next three anniversaries of the grant date.

               (B) No portion of an Option that is unexercisable at the time of the Optionee's Termination of Service shall thereafter become exercisable; provided, however, in the event that an Optionee's Termination of Service is due to the Optionee's retirement from the Board after reaching the age of 72 years in accordance with the By-Laws of the Company, all Options held by such Optionee shall become exercisable, if not otherwise exercisable, on the date of such Termination of Service.

          (v)  Expiration of Options.

               (A) Each Option shall terminate on the expiration of ten years from the date the Option was granted.

               (B) Each Option, or portion thereof, which has become exercisable may be exercised until the earlier to occur of: (1) the expiration of such Option pursuant to Section 4(b)(v)(A), or (2) the expiration of three years from the date of the Optionee's Termination of Service, except that, in the event of an Optionee's removal for cause, all Options shall terminate immediately upon such Optionee's Termination of Service.

         (vi) Adjustment in Outstanding Options. In the event that the outstanding shares of the Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares of the Company, or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend (either in shares of the Company's Common Stock or of another class of the Company's stock), spin-off or combination of shares, the Board shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share. Any such adjustment made by the Board shall be final and binding upon all Optionees, the Company and all other interested persons.

        (vii) Change in Control. In the event of a Change in Control each outstanding Option shall become immediately exercisable, regardless of whether the Option had otherwise become exercisable pursuant to
Section 4(b)(iv).

     (c)  Exercise of Options.

          (i) Person Eligible to Exercise. During the lifetime of the Optionee, only he or she may exercise an Option granted to him or her or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may be exercised by his or her personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution. The Company may require appropriate proof from any such other person of his or her right or power to exercise the Option or any portion thereof.

         (ii) Fractional Shares. The Company shall not be required to issue fractional shares on exercise of an Option.

        (iii) Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his or her office of all of the following:

               (A) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Board;

               (B) Full cash payment for the shares with respect to which such Option or portion is thereby exercised and which are to be delivered to him or her pursuant to such exercise; provided, at the discretion of the Committee, payment may be made in whole or in part in shares of Common Stock of the Company which Common Stock will be valued at its then Fair Market Value or in whole or in part pursuant to such other arrangement, including simultaneous exercise and sale arrangement, as the Committee, in its absolute discretion, determines; and

               (C) Such representations and documents as the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars.

         (iv) Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon exercise of an Option, or any part thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. In addition to the satisfaction of the other applicable provisions of the Plan, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

               (A) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

               (B) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Company shall, in its absolute discretion, deem necessary or advisable;

               (C) The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable;

               (D) The provision for any income tax withholding which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

               (E) The lapse of such reasonable period of time following the exercise of the Option as the Company may determine, in its absolute discretion, from time to time to be necessary or advisable for reasons of administrative convenience.

          (v) Rights of Stockholders. An Optionee shall not be, nor have any of the rights of, a stockholder of the Company in respect to any shares that may be purchased upon the exercise of any Option or portion thereof unless and until certificates representing such shares have been issued by the Company to such Optionee.

     5.  Restricted Stock Awards.

     (a)  Granting of Awards.

          (i) Eligibility. Each Outside Director shall be eligible to be granted Restricted Stock Awards.

         (ii) Granting of Awards. Each Outside Director shall be granted annual Restricted Stock Awards for 1,000 shares of Common Stock, such Restricted Stock Awards to be made in four installments of 250 shares each on the first business day of each calendar quarter, commencing July 1, 1995, provided that the Outside Director served as a member of the Board during any portion of the preceding calendar quarter.

     (b)  Terms of Restricted Stock Awards.

          (i) Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by a written Restricted Stock Agreement that shall be executed by the Grantee and the Company and that shall contain such restrictions, terms and conditions as are required by the Plan.

         (ii) Restrictions on Transfer. The shares of Common Stock comprising the Restricted Stock Awards may not be sold or otherwise transferred by the Grantee until the Grantee's Termination of Service. Although the shares of Common Stock comprising each Restricted Stock Award shall be registered in the name of the Grantee, physical possession and custody of the stock certificate representing such shares shall be retained by the Company until the Termination of Service of the Grantee, and the Company reserves the right to place a restricted legend on the stock certificate. Upon the Termination of Service of the Grantee, certificates representing the shares of Common Stock issued pursuant to all Restricted Stock Awards made to the Grantee hereunder shall be delivered to the Grantee. None of such shares of Common Stock shall be subject to forfeiture.

        (iii)  Rights as Stockholder.

               (A)  Subject to the restrictions on transfer set forth in
Section 5(b)(ii) hereof, a Grantee shall have all the rights of a stockholder with respect to the shares of Common Stock issued pursuant to Restricted Stock Awards made hereunder, including the right to vote the shares and receive all dividends and other distributions paid or made with respect to the shares.

               (B) In the event of changes in the capital stock of the Company by reason of stock dividends, split-ups or combinations of shares, reclassifications, mergers, consolidations, reorganizations or liquidations while the shares comprising a Restricted Stock Award shall be subject to restrictions on transfer, any and all new, substituted or additional securities to which the Grantee shall be entitled by reason of the ownership of a Restricted Stock Award shall be subject immediately to the terms, conditions and restrictions of the Plan.

               (C) If a Grantee receives rights or warrants with respect to any shares comprising a Restricted Stock Award, such rights or warrants or any shares or other securities acquired by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the Grantee free and clear of the restrictions and obligations set forth in the Plan.

         (iv) Conditions to Issuance of Stock Certificates. The shares of Common Stock comprising a Restricted Stock Award, or any part thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. In addition to the satisfaction of the other applicable provisions of the Plan, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock comprising a Restricted Stock Award or portion thereof prior to fulfillment of all of the following conditions:

               (A) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

               (B) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Company shall, in its absolute discretion, deem necessary or advisable;

               (C) The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable;

               (D) The provision for any income tax withholding which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

               (E) The lapse of such reasonable period of time following the grant of the Restricted Stock Award as the Company may determine, in its absolute discretion, from time to time to be necessary or advisable for reasons of administrative convenience.

     6.  Miscellaneous Provisions.

     (a) No Assignment or Transfer. No Option or Restricted Stock Award, or interest or right therein or part thereof, shall be liable for the debts, contracts, or engagements of the Optionee or Grantee or his or her successors in interest nor shall they be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 6(a) shall prevent transfers by will or by the applicable laws of descent and distribution.

     (b) Amendment, Suspension or Termination of the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within 12 months before or after the action by the Board, no action of the Board may, except as provided in Section 4(b)(vi), materially modify the requirements as to eligibility to participate in the Plan, increase the limits imposed in Section 3(a) on the maximum number of shares that may be the subject of Options and Restricted Stock Awards granted under the Plan, amend Section 4(b)(v)(A) or (B) to extend the period during which an Option may be exercised or otherwise materially increase the benefits accruing to Outside Directors under the Plan. The provisions of the Plan relating to the amount, price and timing of the grants of Options and Restricted Stock Awards shall not be amended more than once in any six-month period, other than to comport with changes in the Code. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the Optionee or Grantee, alter or impair any rights or obligations under any outstanding Option or Restricted Stock Award. No Option or Restricted Stock Award may be granted during any period of suspension nor after termination of the Plan.

     (c) Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Exchange Act applies to Options or Awards granted under the Plan, it is the intent of the Company that the Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if the Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of the Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

     (d) Stockholder Approval. Notwithstanding anything to the contrary set forth herein, no Option may be exercised and no Restricted Stock Award may be granted until the Plan shall have been approved by the affirmative vote of the holders of a majority of the shares of the Company's outstanding Common Stock present or represented and entitled to vote at a duly convened meeting of stockholders.

     (e) Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.


Adopted by the Board of Directors on March 23, 1995.

Approved by the Stockholders on May 18, 1995.